MASTER PURCHASE AGREEMENT

        THIS MASTER PURCHASE AGREEMENT ("Agreement") is made this 2nd day of June, 1997, by and between Westmark Mortgage Corp, a corporation established under the laws of the state of California ("Seller"), having its principal office at 355 NE 5th Avenue, Delray Beach, FL and Mortgage Corporation of America organized and existing under the Constitution and laws of the United States ("Purchaser"), having its principal offices at 23999 Northwestern Highway, Southfield, MI 48075.

     The circumstances under which this Agreement is made are as follows:

        A. Seller intends to originate mortgage loans, as hereinafter defined. In certain circumstances, Seller desires to be assured upon taking an application for a mortgage loan that, in the event the loan transaction is consummated, Seller can sell the mortgage loan. In other circumstances, Seller may desire to sell mortgage loans after the loan is closed for which no commitment has been obtained prior to the closing.

        B. Purchaser is willing to purchase such loans and the associated servicing rights; provided, Seller complies with all terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. The following words and phrases as used in this Agreement shall have the following meanings:

(a) Application: The written application for a Mortgage Loan submitted by a prospective borrower in a form acceptable to Purchaser, together with a credit report on the applicant, property appraisal report, written verification of employment and income, written verification of applicant having sufficient funds for the down payment and costs associated with the Mortgage Loan, copy of the agreement to purchase the Mortgaged Property, if applicable, Truth-In-Lending Loan Disclosure Statement, RESPA Good Faith Estimate of Closing Costs, acknowledgment of receipt of RESPA booklet Settlement Costs and You", acknowledgment of receipt of notice of possible transfer of servicing, acknowledgment of receipt of variable rate loan disclosure statements and Consumer Handbook on Adjustable Rate Mortgage, if applicable, photos of Mortgaged Property and other appropriate preliminary documents which would enable a lender to determine whether it would make the Mortgage Loan for which the applicant has applied.

(b) Commitment: Purchaser's agreement to purchase, and Seller's agreement to sell, a specific Mortgage Loan, which agreement shall be in the form attached hereto as Exhibit A.

(c) Correspondent Operating Manual: The procedures and requirements adopted by Purchaser for the submission by Seller to Purchaser of proposed Mortgage Loans to be purchased and for the origination and transfer of such Mortgage Loans by Purchaser which procedures and requirements may be



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      modified from time to time by Purchaser. Such modifications shall be binding upon Seller for all Mortgage Loans submitted to Purchaser after Seller receives the modification, other than any specific Loans subject to an existing Commitment at the time Seller receives the modification. The Correspondent Operating Manual, as modified from time to time, is incorporated in and made a part of this Agreement.

(d) Flood Insurance Policy: A federal flood insurance policy on the Mortgaged Property.

(e) Mortgage: A mortgage, deed of trust, deed to secure debt or similar instrument on the Mortgaged Property securing a Mortgage Loan which mortgage shall be in the form required by Purchaser.

(f) Mortgage File: The documents listed in Exhibit B to this Agreement pertaining to a particular Mortgage Loan.

(g) Mortgage Loan: A loan evidenced by a Mortgage Note, secured by the related Mortgage, which loan is originated by Seller and sold to the Purchaser pursuant to this Agreement.

(h) Mortgage Note: A promissory note or similar instrument executed by the Mortgagor to evidence the Mortgagor's obligation to repay a Mortgage Loan which Mortgage Note shall be in the form required by Purchaser.

(i)   Mortgaged Property: The Single Family Residence subject to a Mortgage.

(j) Mortgagor: The maker of, or any other party obligated on, a Mortgage note.

(k) RESPA: Real Estate Settlement Procedures Act, 12 U.S.C. 2601, as amended from time to time.

(l) Single Family Residence: A structure which is permanently affixed to real property, including a detached structure (which may be factory-made housing which is permanently affixed to real property), a condominium or a townhouse, to be used as residential housing containing one to four dwelling units, and the land appurtenant to the structure. The term "Single Family Residence" shall not include property which under applicable local law is not a fixture. The term "factory-made housing which is permanently affixed to real property" shall be deemed to include only factory-made housing (A) which is permanently affixed to a foundation system, including the removal of the wheels and axles, if any, from the factory-made housing; and (B) which is taxed, together with the land on which the factory-made housing is located, as real property.

(m) Standard Hazard Insurance Policy: A standard homeowner's policy of fire insurance with extended coverage on the Mortgaged Property with a standard mortgage loss payable endorsement naming Purchaser as the loss payee issued by an insurance company acceptable to Purchaser.


2. COMMITMENT. If Seller desires to sell a Mortgage Loan to Purchaser, Seller shall submit to Purchaser the documents and information required by the Correspondent Operating Manual. Promptly after receipt of such documents and


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information, Purchaser shall determine whether it is willing to purchase the
Mortgage Loan at the purchase price and so advise Seller by issuing a Commitment to Seller. Although Seller complies with the terms and conditions of this Agreement, Purchaser shall not be obligated to issue a Commitment. Upon the issuance of a Commitment, Purchaser shall have agreed to purchase from Seller the Mortgage Loan identified therein and the associated servicing rights and, if Seller does not reject the Commitment by written notice to Purchaser within five (5) business days after issuance of the Commitment, Seller shall have agreed to sell to Purchaser the Mortgage Loan and associated servicing rights.

      Notwithstanding anything Contained herein, Purchaser shall not be obligated to Purchase a Mortgage Loan, whether or not a Commitment has been issued, if at any time there has been a material adverse change in the creditworthiness of Mortgagor or in any element of the transaction as represented by Mortgagor, Seller or anyone whatsoever.

3. Purchase Price. The purchase price for the Mortgage Loan shall be the sum of the following:


(a) the outstanding principal balance for the Mortgage Loan on the date the purchase price is paid;

(b) interest which has accrued on the Mortgage Loan and is unpaid through the date prior to the date the purchase price is paid;

(c)   the premium, if any, stated in the Commitment.

      The foregoing sum shall be decreased by the discount stated in the Commitment, if any. The premium or discount shall be a percentage of the outstanding principal balance of the Mortgage Loan on the date the purchase price is paid by Purchaser.

      The Seller agrees to comply with all Federal and State requirements for the receipt of any premium from the Purchaser under this agreement.

Notwithstanding anything contained herein to the contrary, Seller shall not receive an any premium in addition to the Purchase Price on any Mortgage Loan which Purchaser includes in a pool of Mortgage Loans against which Purchaser or an affiliate of Purchaser issues securities and sells such securities to third parties.

4. POST PURCHASE ADJUSTMENTS. In the event that Purchaser pays to Seller a premium in connection with the purchase of a Mortgage Loan, Seller shall rebate the following pro rata share of such premium to Purchaser if the Mortgage Loan is prepaid in full:

(a) For a Mortgage Loan which has a fixed rate of interest and is prepaid in full within one (1) year after the date the Mortgage Loan was closed, the pro rata share shall be a fraction in which the numerator is the number of months between the date the Mortgage Loan is paid in full and the first annual anniversary of the date the Mortgage Loan was closed and the denominator is 12. All fractions of months shall be rounded up to the next higher month.


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(b)   For a Mortgage Loan which has an adjustable rate of interest and is prepaid in full by the Borrower, within one (1) year after the date the Mortgage Loan was closed, the pro rata share shall be a fraction in which the numerator is the number of months between the date the Mortgage Loan is paid in full and the second annual anniversary of the date the Mortgage Loan was closed and the denominator is 12. All fractions of months shall be rounded up to the next higher month.

(c) Notwithstanding anything contained herein to the contrary, in the event the Mortgage Loan prepaid contains a prepayment penalty and Purchaser receives the prepayment penalty from the borrower, the amount rebated as hereinabove provided shall be reduced by the amount of the prepayment penalty received by Purchaser in a percentage equal to the amount of gross fees received by seller at the time of purchase. Any funds due to Seller under this Agreement may be reduced by the amount of any rebate due to Purchaser under this paragraph 4. In the event the amount of the rebate exceeds the amount due to Seller under this Agreement, Seller shall pay to Purchaser the difference within five (5) days after written notice by Purchaser to Seller.

5. DELIVERY OF MORTGAGE FILE. Seller shall deliver the Mortgage File to Purchaser within ten (10) business days after the date on which Seller originates the Mortgage Loan. In the event the Mortgage File is not delivered to Purchaser by such date, the Commitment shall be terminated and of no further force or effect and Purchaser shall have no further obligations thereunder. Purchaser shall pay the purchase price for the Mortgage Loan within five (5) business days after receipt of the Mortgage File, excluding the recorded Mortgage and title insurance policy. Seller shall deliver the foregoing excluded items to Purchaser within fifty (50) days after delivery of the Mortgage File due date.

6. COMPLIANCE WITH COMMITMENT. Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall only be obligated to purchase the Mortgage Loan for which a Commitment has been issued if Seller and the Mortgage Loan strictly conform with the terms of the Commitment, this Agreement and the Correspondent Operating Manual. in the event a Mortgage Loan or Seller do not strictly comply with the terms of the Commitment, this Agreement and the Correspondent Operating Manual, Purchaser may, in its sole discretion, terminate the Commitment or modify the terms of the Commitment to conform with the terms of the Mortgage Loan by written notice to Seller.

7. TERM OF MORTGAGE LOAN. Each Mortgage Loan shall comply with the following terms and conditions:

(a) Each Mortgage Loan shall be evidenced by a Mortgage Note and secured by a Mortgage on forms previously approved by Purchaser.

(b) Each Mortgage Loan shall be a loan with a maturity greater that or equal to ten (10) years and which is secured by a Single Family Residence.

(c) The Mortgaged Property shall be covered by a Standard Hazard Insurance Policy with an endorsement in favor of the Purchaser, in an amount which is not less than the unpaid principal amount of the Mortgage Loan. The Standard Hazard insurance Policy shall be written by an insurance company qualified to do business in the state in which the Mortgaged Property is

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      located which company is acceptable to Purchaser. Mortgaged Property located in a federally designated special flood hazard area shall be covered by a Flood Insurance Policy in an amount which is not less than
      (A) the unpaid principal amount of the Mortgage Loan; or (B) the maximum amount of coverage of such insurance then permitted by applicable law, whichever is less.

(d) No mortgage Loan shall have an original principal amount greater than the percentage of the appraised value of the Mortgaged Property stated in the Commitment.

8. TRANSFER OF MORTGAGE LOAN. Transfer of Seller's right, title and interest in a Mortgage Loan to the Purchaser shall be in the following manner:

(a) Each Mortgage Note shall be endorsed on the back thereof by the Seller to the order of the Purchaser.

(b) Each Mortgage shall be assigned to the Purchaser by a document executed in recordable form which is acceptable to Purchaser.

(c) The title insurance policy, Standard Hazard Insurance Policy and all other agreements between Seller and Mortgagor shall be assigned to Purchaser on forms acceptable to Purchaser in its sole and absolute discretion.

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(d)   Seller shall pay to Purchaser all funds of Mortgagor held in escrow, including, without limitation, funds held for the payment of property taxes, insurance premiums or repairs.

(e) The assignment of the Mortgage shall be forthwith recorded and then delivered to Purchaser.

9. PAYMENTS. All payments by Mortgagor collected, by Seller with respect to a Mortgage Loan after the date upon which the Mortgage Loan is assigned to Purchaser shall be the property of Purchaser and shall be immediately delivered in kind to Purchaser by Seller endorsed payable to Purchaser.

10. REPRESENTATIONS AND WARRANTIES. Seller represents and warrants, and shall be deemed to represent and warrant on the date each Mortgage Loan is assigned to Purchaser, as follows:

(a) The Mortgage Loan is evidenced by all instruments contained in the Mortgage File, which instruments are in a form acceptable to Purchaser in its sole and absolute discretion.

(b) The Mortgage Loan is a loan with a maturity greater that or equal to ten (10) years and which is secured by a Single Family Residence.

(c) The original principal balance of the Mortgage Loan is not greater than the percentage of the value of the Mortgaged Property stated in the commitment which value is based upon an appraisal acceptable to Purchaser in its sole discretion.

(d) To the best of the knowledge, information and belief of Seller, the information set forth in each Application is true and correct on the date the Mortgage File is delivered.

(e) The full principal amount of the Mortgage Loan has been advanced to the Mortgagor or on Mortgagor's account; all costs, fees and expenses, including recording fees, documentary stamps, intangible taxes, hazard insurance premiums and any other taxes or assessments due and payable have been paid.

(f) Seller had good title to and is the sole owner of the Mortgage Loan, free and clear of any lien, claim or encumbrance. Seller has no obligation to sell the Mortgage Loan or any interest therein to any third party. The transfer of the Mortgage Loan to Purchaser vests title to the Mortgage Loan in Purchaser, free and clear of any lien, claim or encumbrance.

(g) The improvements on the Mortgaged Property are insured at a minimum against fire with "extended coverage" (and flood insurance where required by law or regulation), in an amount equal to the full replacement value of the improvements or the unpaid principal balance of the Mortgage Loan, whichever is less, provided the insurance policy contains an inflation guard guarantee endorsement on the dwelling or, if the policy does not contain an inflation guard guarantee endorsement, the insurance amount equals the full replacement value of the improvements or the unpaid principal balance of the Mortgage Loan, whichever is greater; the insurance is without coinsurance provision and contains a standard mortgagee clause and loss payable endorsement in favor of the originator and its successors and assigns.

(h) All improvements lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. If the Mortgagor is the first user of the Mortgaged Property, then all permits and certificates for use and occupancy thereof have been obtained. if required by law or regulation, all environmental permits have been secured. There are no encroachments, overlaps, strips, gores, boundary line disputes or other matters which would be disclosed by an accurate survey or inspection of the Mortgaged Property which materially interfere with the benefits intended to be provided by the Mortgage, or the use, enjoyment, value or marketability of the Mortgaged Property.

(i) The appraisal of the Mortgaged Property was signed prior to the approval of the Application by a qualified appraiser, duly approved by Purchaser, who has no interest, direct or indirect, in the Mortgaged Property or in the Mortgage Loan, and who does not receive compensation which is affected by the approval or declining of the Mortgage Loan.

(j) No counterclaim, offset, defense or right of rescission exists which can be asserted and maintained by the Mortgagor against the Purchaser, as assignee of said Mortgage Loan.

(k) The mortgage, assignment, financing statement, if any, and any other document required to be filed or recorded in a public office to perfect

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      the lien of the Mortgage against third partakes has been duly and timely filed or recorded by the Seller, at Seller's expense.

(1) With respect to each Mortgage constituting a deed of trust, a trustee duly qualified under applicable law to serve as such has been properly designated and currently so serves and is named in such deed of trust.

(m) Except for the security interest granted by Seller under a mortgage warehouse agreement which shall be released upon delivery of the Mortgage File, the Mortgage Loan is not subject to any existing assignment or pledge other than the assignment to Purchaser.

(n) The Mortgage Loan is secured by a valid first lien on the Mortgaged Property, which lien may be subject to recorded covenants, conditions and restrictions, rights-of-way, and easements as of the date of recording of the related Mortgage; but which lien is not subject to any lien, or right to a lien, for taxes which have been billed, or for services, labor or material furnished before or after the date of recording of the Mortgage, imposed by law and not shown by the public records, unless the title insurance specified in the subsequent subparagraph insures against such risks.

(o) The Mortgage Loan is covered by a paid-up mortgagee title insurance policy written on the standard form of the American Land Title Association (or a commitment for the issuance of the same so long as such policy is to be delivered in due course), together with any necessary assignment or endorsement thereof, issued by a title insurer acceptable to Purchaser in an amount at least equal to the outstanding principal balance of the Mortgage Loan, naming the Seller and its successors and assigns as an insured, and insuring that the Mortgage constitutes a first lien on the Mortgaged Property, subject to the permitted exceptions set forth in the preceding subparagraph. The assignment of such policy to Purchaser does not require the consent or notification of the insurer.

(p) With respect to the Mortgage Loan, there has been prepared a survey of the Mortgaged Property by a registered surveyor or licensed engineer certified to Seller and its successors and assigns which shall be satisfactory to cause the title insurance company issuing the title insurance policy required in the preceding subparagraph to eliminate the standard printed exceptions of the title insurance policy or commitment therefor as to discrepancies, conflicts in boundary lines, shortage in area, encroachments and any facts which a correct survey and inspection of the Mortgaged Property would disclose and which are not shown by the public records, showing all matters of record customarily shown by surveys, location of all improvements and location of all easements whether or not of public record, encroachments, if any, upon the Mortgaged Property by adjoining buildings or structures, and encroachments, if any, upon adjoining premises by the buildings and improvements erected or installed upon the Mortgaged Property, and all matters of which the registered, surveyor or licensed engineer has knowledge, including, but not limited to, all matters referred to in the typed exceptions appearing in the title policy or commitment therefor required in the preceding subparagraph.


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(q)   The Mortgaged Property has ingress and egress to a public street over dedicated streets or irrevocable easements which the title insurance company insures are for the benefit of the Mortgaged Property. Storm and sanitary sewer, utility lines, etc., serving the Mortgaged Property are established and located so as to run directly from the Mortgaged Property to publicly-used facilities without running over lands or property of others or, if over lands of others, only under title insured easements or other forms of rights to use lands of others acceptable to Purchaser. The same are not to be located under or through any building, structure or improvement (except paving). Adequate sewer, water, electrical power and other public utilities are available in such capacities as to adequately service the Mortgaged Property.

(r) The Mortgage Loan is evidenced by a properly executed Mortgage Note made payable to the order of the Seller and endorsed by the Seller to Purchaser and by a properly executed and recorded Mortgage assigned by the Seller to the Purchaser. The Mortgage Loan and all instruments in the Mortgage File are the legal, valid and binding obligations of the makers thereof and are enforceable in accordance with their terms.

(s) Neither Seller nor any previous holder of the Mortgage Loan has modified in any respect, satisfied, cancelled, subordinated or compromised in whole or in part the Mortgage Loan or released the Mortgaged Property in whole or in part from the lien of the Mortgage, and the terms, covenants and conditions of the Mortgage Note evidencing the Mortgage Loan and the Mortgage securing the same have not been waived, altered, impaired or modified in any respect.

(t) There is no default or delinquency under the terms and covenants of the Mortgage Loan; no payments are, as of the date of delivery of the Mortgage File to the Purchaser, more than fifteen (15) calendar days past due and unpaid under the Mortgage Loan; and all costs, fees and expenses incurred in making, closing and recording the Mortgage Loan have been paid.

(u) There is no proceeding pending for a total or Partial condemnation of the Mortgaged Property and the Mortgaged Property has not been damaged by fire, windstorm or other casualty to an extent which would materially adversely affect the value of the Mortgaged Property.

(v) The Mortgage Loan complies and conforms with all federal, state and local laws and regulations applicable thereto, including, without limitation, the Equal Credit Opportunity Act, RESPA, the Federal Truth-In-Lending Act, Fair Credit Reporting Act, Fair Housing Act, Community Reinvestment Act, if applicable, mortgage lender, broker or servicer laws and state usury laws.

(w) With respect to the Mortgage Loan, to the knowledge of Seller, the Mortgagor has not conveyed his or her right, title or interest to the Mortgaged Property to any party.

(x) There are no actions, suits or proceedings pending or threatened against Seller in any court or before any administrative agency the adverse outcome of which would have any effect an its title to the Mortgage Loan and the right to service the Mortgage Loan.


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(y)   Seller has no knowledge that either the Mortgaged Property or appurtenances thereto, or the subjection thereof to use and enjoyment for the purposes intended, is, or will be, violative of any other applicable law, rule or regulation in effect on the date the Mortgage
      File is delivered to Purchaser and Seller has no knowledge of any pending case or proceeding directly involving the Mortgaged Property in which compliance with any law, rule or regulation is an issue or that anything further remains to be done to satisfy in full all requirements of each law, rule or regulation constituting a prerequisite to the use and enjoyment of the Mortgaged Property for the purpose intended by Mortgagor.

(z) No refund, rebate or discount is due or payable to Mortgagor or any other party in the event of prepayment of the Mortgage Loan or for any other reason.

(aa) Seller has taken all action, including a resolution by the Board of Directors, if necessary, to permit Seller to enter into this Agreement and any other agreements or transactions contemplated herein, and same are valid and binding upon the Seller. No officer or agent of Purchaser shall be required to make any inquiry concerning the validity or any transaction purported to be made by Seller, when made by any officer or agent of Seller; and purchaser may conclusively assume that every obligation contract, instrument, act or thing done and executed by any person purportedly on behalf of Seller has been so executed or done in the official capacity as the agent or officer for Seller.

(bb) Seller is duly organized, validly existing and in good standing under the laws stated in the first paragraph of this Agreement, and is qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification, and no demand for such qualification has been made upon Seller by any such state and, in any event, the Seller is or will be in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan, including, without limitation, being duly licensed under all applicable laws of such state.

(cc) Neither this Agreement, nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any materially untrue statement of fact or omits to state a fact necessary to make the statements contained therein not materially misleading.

(dd) Seller has, and will maintain, at its own expense, a Fidelity Bond with broad coverage and an Errors and Omissions Policy in accordance with the requirements of Purchaser.

(ee) The Mortgage File contains the original documents duly executed by the applicable party, except the Mortgage and assignment thereof, which shall be true copies thereof.

(ff) The terms of each Mortgage Loan comply with the terms of this Agreement.

II. COMPLIANCE WITH STATUTES, ETC. Seller shall comply with and use its best efforts to cause each Mortgagor to comply with all applicable state and federal

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rules and regulations or requirements of the private mortgage insurance companies, including those requiring the giving of notices.

12. DEFECTS IN MORTGAGE LOAN. If any document or documents constituting a part of the Mortgage File in connection with the origination and sale of the Mortgage Loan are found at any time by the Seller or Purchaser to be defective in any material respect or upon discovery by the Seller or Purchaser of the existence of a misrepresentation of a material fact by the Seller or any other person in connection with the origination and sale of the Mortgage Loan which affects the value of any Mortgage Loan or the interest of the Purchaser in any Mortgage Loan, the Seller shall cure the defect or misrepresentation within a period of thirty (30) days from (i) the date the Seller discovers such defect or misrepresentation or (ii) the date Purchaser notifies the Seller of the defect or misrepresentation, whichever is sooner. If any such defect or misrepresentation is not cured such thirty (30) day period, the Seller shall, not later than ten (10) days after the expiration of such thirty (30) day cure period, purchase the related Mortgage Loan from Purchaser at a price equal to the sum of: the principal balance remaining unpaid on such Mortgage Loan, unpaid interest accruing on the unpaid principal balance to the date of such purchase, and an amount equal to the Premium for the Mortgage Loan. Upon such purchase, Purchaser shall assign its interest in all appropriate Mortgage Loan documents to the Seller.

13. PURCHASER'S APPROVAL; ATTORNEY FEES. All instruments and documents required hereby or affecting the Mortgaged Property or relating to Mortgagor's capacity and authority to make the Mortgage Loans and to execute the Mortgage Loan documents and such other documents, instruments, opinions and assurances as Purchaser may request and all procedures in connection with the Mortgage Loans shall be subject to approval as to form and substance by Purchaser. Seller shall pay all fees of attorney(s) retained by Purchaser for the preparation and review of all documents and instruments required hereby or affecting the Mortgaged Property or Mortgagor. In the event any cause referred to in Paragraph 14 hereof shall have occurred and Purchaser shall employ attorneys or incur other expenses for the enforcement of the performance or observance of any obligation or agreement on the part of Seller herein contained, Seller shall pay or reimburse Purchaser on demand the reasonable fees of such attorneys and such other expenses incurred.

14. DEFAULT. Upon the happening of any one or more of the following events, Purchaser may terminate this Agreement and any Commitments, and shall have the other remedies specified herein:

(a) Failure by Seller duly to observe or perform in any respect any covenant, condition or agreement in this Agreement to be observed or performed by Seller for a period of thirty (3Q) days after written notice, specifying such failure and requesting that it be remedied, given to Seller by Purchaser

(b) Any representation by Seller proves to be false or Seller breaches any warranty given to Purchaser.

(c) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt,


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      marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller.

(d) Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Seller or of or relating to all or substantially all of its property.

(e) Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

(f) Any document, instrument, agreement or other paper delivered by Seller to Purchaser contains a material inaccuracy or fails to conform with the terms of this Agreement.

(g) Seller solicits any Mortgagor to refinance a Mortgage Loan (except for a solicitation which is incidental to a solicitation directed to the general public and not to a specific Mortgagor).

If Seller defaults under this Agreement for any reason stated above, Purchaser shall not be obligated to purchase any Mortgage Loan covered by an outstanding Commitment. Nevertheless, Purchaser may, at its option, in the event of default by Seller, terminate this Agreement and purchase one or more of the Mortgage Loans covered by Commitments issued prior to the date of termination. In addition, Purchaser shall have the right to offset from any amount due to Seller any amount Seller owes to Purchaser under any provision of this Agreement.

15. TERMINATION. Upon the happening of any one or more of the following events, Purchaser may terminate for cause this Agreement (but may not terminate outstanding Commitments), and shall have the other remedies specified in connection with events described in paragraph 14 hereof:

(a) Without the prior written consent of Purchaser, Seller merges with any other entity, sells or otherwise disposes of all or substantially all of its property and assets or permits a change to occur in the ownership of Seller which would transfer effective control (voting or otherwise) from persons who, on the date hereof, have control (voting or otherwise) of Seller.

(b) In the sole opinion of Purchaser, there is a substantial reduction in the net worth of Seller as compared to the net worth on the date hereof.

In addition to the foregoing, this Agreement may be terminated without cause by either party upon written notice to the other party. Upon termination without cause, Purchaser may, at its sole option, purchase Mortgage Loans covered by previously issued Commitments or refuse to purchase such Mortgage Loans. The termination of the Agreement shall not relieve Seller from liability accruing hereunder for breach of any provision hereof or any representation proving to be false.

16. NONEXCLUSIVE REMEDIES; WAIVER. Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Purchaser to exercise any remedy in this Agreement, it shall not be necessary for Purchaser to give any notice to Seller except in those situations in which Seller has a right to cure a default.

17. INDEMNIFICATION

        (a) Seller shall indemnify and hold Purchaser harmless from and against any and all loss, damage, cost and expense, including attorney fees, that Purchaser may sustain as a result of a breach by Seller of any of the warranties or representation contained in this Agreement or as a result of the failure by Seller to otherwise perform properly its services, duties and obligations under this Agreement, which indemnity and agreement to hold harmless shall survive the termination of this Agreement. Seller further agrees to indemnify and hold Purchaser harmless from and against any and all loss, damage, costs, expenses (including attorney fees), obligations and liabilities that Purchaser may sustain because of the violation of any Federal or State law or for tax penalties applicable to property taxes which become delinquent prior to delivery of the Mortgage File to Purchaser.

        (b) In addition to the foregoing indemnity and hold harmless provisions, in the event any Mortgage Loan purchased from Seller under this Agreement is declared in default by Purchaser for non-payment of the first, installment due Purchaser, and such default results in the initiation of foreclosure action by Purchaser, or in the event Purchaser determines that there has been fraud or misrepresentation by Seller with respect to any Mortgage Loan, Seller shall have the option upon receiving written notice of the default and foreclosure action, fraud or misrepresentation to: (A) repurchase the Mortgage Loan or (B) indemnify and hold Purchaser harmless from and against any and all loss, damage, cost and expense, including attorney fees, sustained by Purchaser by reason of the default and foreclosure action, fraud or misrepresentation.

        (c) In addition to the foregoing indemnity and hold harmless provisions, in the event that within the time period described herein the Purchaser performs, or has performed on its behalf, a quality control review or other similar review of any mortgage Loan purchased from Seller under the Agreement and this First Amendment, if an appraisal done as part of such review shows a property value for a Mortgaged Property to be any more than 14.999% lower than an appraisal relied upon by Purchaser in issuing its Commitment, the Purchaser shall have the right to require the Seller to repurchase the Mortgage Loan, and Seller shall repurchase within ten (10) days of receiving written notice from Purchase that repurchase is required under this paragraph. The time period for Purchaser's exercise of this right shall be, as to any Mortgage Loan, from the date on which Purchaser issues a Commitment until thirty (30) days after the last of the event to occur described in paragraph 8 (a) through 8(d), inclusive.

18. BOOKS AND RECORDS. Seller shall keep and maintain books and records required to meet and comply with all applicable laws or as specified by Purchaser, and same shall be available for inspection and copying by Purchaser at any time, without notice, during business hours.

19. FINANCIAL STATEMENTS. Seller shall furnish to Purchaser for as long as this Agreement is in effect, as soon as available, and in any event within ninety
(90) days after the and of each fiscal year of Seller, the financial statement of Seller consisting of a balance sheet as of the end of such fiscal year, together with related statements of income or loss and retained earnings and changes in financial position of Seller for such fiscal year, prepared by independent certified public accountants in accordance with generally accepted accounting principles. The statements shall either be audited or certified as true by the Chief Executive Officer of Seller. In addition, Seller shall also provide Purchaser, from time to time, upon reasonable request and thirty (30) days notice, any other financial reports or statements reasonably required by Purchaser. Seller shall promptly advise Purchaser of any substantial charge in Seller's ownership, financial condition or senior management.

20. INDEPENDENT CONTRACTOR. In the performance of its duties or obligations under this Agreement or any other contract, commitment, undertaking or agreement made pursuant to or in connection with this Agreement, Seller shall not be deemed to be, or permit itself to be understood to be, the employee or agent of Purchaser and shall at all times take whatever measures are necessary to ensure that its status shall be that of an independent contractor operating as a separate entity. None of Seller's employees or agents are entitled to the benefits that are provided to the employees of Purchaser. Purchaser is solely interested in the results obtained under this Agreement and therefore the manner and means of conducting Seller's business affairs are under the sale control of Seller and Seller shall be solely responsible for its acts and for the acts of its agents and employees. Seller may engage in any activity contemplated hereunder for a buyer other than Purchaser should Purchaser not have comparable loan programs available.

21. MERGER, ASSIGNMENT. Seller acknowledges that no representations, agreements or promises were made to Seller by Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties. Nevertheless, neither party shall have the right to assign any of its duties, obligations or rights under this Agreement without the prior written consent of the other; provided, however, that Purchaser may assign its interest in the Agreement to any company controlling, controlled by or under common control with Purchaser.

22. GOVERNING LAW. This Agreement shall not be bin4ng on Purchaser until Purchaser's acceptance of same at its offices in Michigan. Acceptance of the Agreement by Purchaser shall be deemed to have occurred in Michigan when the Agreement is signed by an authorized representative of Purchaser and mailed or delivered to Seller. This Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Any lawsuits brought to enforce this Agreement shall be brought in a Circuit Court of Michigan, or in the United States District Court for a District of Michigan, and in no other court and shall not be transferred to any other forum. Seller and

Purchaser agree that jurisdiction and venue is proper in any of those aforementioned courts.

23. PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Agreement shall, at any time or to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each other term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

24. TIME; SURVIVAL; CAPTIONS. Time is of the essence hereof. All agreements, representations and warranties made herein shall survive the purchase of any and all Mortgage Loans hereunder. The captions of the Paragraphs of this Agreement have been inserted only for the purpose of convenience and such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

26. AMENDMENT. This Agreement may not be amended, changed or modified except by an instrument in writing duly executed and delivered by the parties hereto. This Agreement and any Commitment may not be assigned by Seller without the prior written consent of Purchaser.

27. FURTHER ASSURANCES. Seller shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

28. NOTICES. All notices, certificates, documents, instruments or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by certified mail, postage prepaid, return receipt requested, to the address of the party stated at the beginning of this Agreement or to such different address as such party shall designate by subsequent written notice.

     Signed the day and year first above written.





Mortgage Corporation of America ("Purchaser")

By: /s/ illegible
------------------------------
Its: EVP


Westmark Mortgage Corporation, Inc. ("Seller")

By: /s/ Payton Story III
------------------------------
Payton Story III
Its: President